Exhibit 99.1

G&K Services to Change Ticker Symbol to GK

MINNEAPOLIS--(BUSINESS WIRE)--November 26, 2012--G&K Services, Inc. (NASDAQ: GKSR) announced today that its NASDAQ trading symbol will change from ‘GKSR’ to ‘GK’, effective at the opening of business on Monday, December 3, 2012. The change more closely aligns the company’s ticker symbol with its brand name.

“G&K has established a strong brand, centered on our Customer Promise and our industry leading commitment to service excellence,” said Jeffrey L. Wright, Executive Vice President and Chief Financial Officer. “We’re excited that the investing public will now recognize our company by the same ‘GK’ that our customers see on our delivery trucks and service team every day.”

About G&K Services, Inc.
G&K Services, Inc. is a service-focused market leader of branded uniform and facility services programs in the United States, and is the largest such provider in Canada. Headquartered in Minneapolis, Minnesota, G&K Services has nearly 7,800 employees serving approximately 165,000 customers from 160 facilities in North America. G&K Services is a publicly held company traded over the NASDAQ Global Select Market under the symbol GKSR and is a component of the Standard & Poor’s SmallCap 600 Index. For more information on G&K Services, visit the company’s web site at www.gkservices.com.

CONTACT:
G&K Services, Inc.
Jeff Huebschen, 952-912-5773
Director, Investor Relations
Jeff.Huebschen@gkservices.com